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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2005

Huntsman Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Huntsman Way Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (801) 584-5700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On March 23, 2005, the board of directors of Huntsman Corporation elected four new directors. The new directors are Nolan D. Archibald, H. William Lichtenberger, Wayne A. Reaud and Alvin V. Shoemaker. The board of directors is divided into three classes, and the members of each class serve staggered, three-year terms. Also on March 23, 2005, Christopher R. Pechock resigned as a Class II director, and the board of directors elected him as a Class I director. Consequently, the board of directors has the following nine members:

Director	Class	Expiration of Term
John M. Huntsman (Chairman) David J. Matlin Christopher R. Pechock	I	2005
Peter R. Huntsman Wayne A. Reaud Alvin V. Shoemaker	II	2006
Nolan D. Archibald H. William Lichtenberger Richard Michaelson	III	2007

        In addition, the board of directors named Mr. Archibald to the compensation and nominating and corporate governance committees, Mr. Lichtenberger to the audit and nominating and corporate governance committees, Mr. Reaud to the compensation committee and Mr. Shoemaker to the audit and compensation committees. Consequently, the committees of the board of directors have the following members:

Audit Committee	Richard Michaelson (Chairman) H. William Lichtenberger Alvin V. Shoemaker
Compensation Committee	Wayne A. Reaud (Chairman) Nolan D. Archibald Alvin V. Shoemaker
Nominating and Corporate Governance Committee	H. William Lichtenberger (Chairman) Nolan D. Archibald Richard Michaelson

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
/s/ JOHN R. HESKETT John R. Heskett Vice President, Corporate Development and Investor Relations

Dated: March 28, 2005

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  Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES